SUBSCRIPTION AGREEMENT

September __, 2020

SCWorx Corp.

590 Madison Ave.

New York, NY 10022
Ladies and Gentlemen:

Ivy Equity Investors, LLC ("**Ivy Equity**") hereby subscribes to the purchase of up to 256,579 shares of common stock ("**Common Stock**") at a purchase price of $3.80 per share and warrants to purchase 320,724 shares of Common Stock at an exercise price of $4.00 per share (the "**Warrants**" and with the Common Stock, the "**Securities**") of SCWorx Corp., a Delaware corporation (the "**Company**"), for an aggregate purchase price of $975,000 (the "**Offering**"). The Offering shall be made to one or more subscribers approved by the Ivy Equity with one or more closings, as set forth below, upon the satisfaction by Company of the conditions set forth herein. The Warrants shall expire in five years and have cashless exercise (net exercise) provisions for so long as the Warrants are not registered under the Securities Act of 1933, as amended (the "**Act**").

I. Initial Closing

On April 30, 2020 (the "**Initial Closing**" and the "**Initial Closing Date**"), the Ivy Equity advanced $150,000, which Company and Ivy Equity agree shall be applied to the purchase of 39,474 shares of Common Stock and Warrants to purchase 49,343 shares of Common Stock. Ivy Equity and its Manager, Joe Gamberale, agree that that the sale of the Securities hereunder shall not be deemed to cause a reset of the exercise price of the warrants which are the subject of those certain waiver letters to the Company dated May 9, 2020 and delivered by Gamberale and Ivy Equity on or about the date hereof.

II. Second Closing

The Company acknowledges and agrees that the Ivy Equity subsequently advanced an additional $100,0000 to the Company, as well as reimbursement of $25,000 of legal fees on May 26, 2020 (the "**Second Closing Date**"), which correspond to the purchase of 32,895 shares of the Company's Common Stock and 41,118 Warrants, and which shall be effective as of the Second Closing Date.

The total issued to the Ivy Equity hereunder is 72,369 shares of Common Stock and 90,461 Warrants.

III. Subsequent Closings

The Company acknowledges and agrees that Ivy Equity or its designees may purchase up to 147,368 shares of Common Stock and 184,210 Warrants from time to time until the Termination Date (as defined below) in one or more closings (each a "**Closing**" and each such date, a "**Closing Date**"), upon notice from the Ivy Equity to the Company, and the execution of an amendment to this Agreement.

In connection with the purchase of the Securities, the Ivy Equity acknowledges, warrants and represents to and agrees with the Company as follows:

1. The Ivy Equity is acquiring the Securities for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

2. Ivy Equity has knowledge and experience in financial and business matters and has consulted with its own professional representatives as he/she/it has considered appropriate to assist in evaluating the merits and risks of this investment. Ivy Equity has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company, and, in connection with the evaluation of this investment, has, to the best of his/her/its knowledge, received all information and data with respect to the Company that Ivy Equity has requested and which is necessary to enable Ivy Equity to make an informed decision regarding the purchase of the Securities. Ivy Equity is acquiring the Securities based solely upon his/her/its independent examination and judgment as to the prospects of the Company. Ivy Equity isnot relying on any representation in connection with the subscription contemplated hereby, except for those representations set forth herein.

3. Ivy Equity represents and warrants that he/she/it has reviewed the Company's filings with the United States Securities and Exchange Commission (the "**SEC**") through the date hereof. Ivy Equity has not in connection with making its investment decision with respect to the Securities, relied on any representation or warranty about the Company, except as set forth herein.

4. The Securities were not offered to Ivy Equity by means of publicly disseminated advertisements or sales literature.

5. Ivy Equity acknowledges that an investment in the Securities is speculative and involves a high degree of risk and Ivy Equity may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. An investment in the Company involves a high degree of risk.

6. Ivy Equity understands that the Company has represented and the Company hereby covenants and agrees that the Company will use the proceeds arising from the purchase price of $515,000 for the Securities, which has already been advanced to the Company, and it has agreed to use such funds, solely and exclusively for purchases of inventory and for resale to its network of hospital and other purchasers and for no other purposes and such proceeds (other than $150,000 from the Initial Closing that was expended on general working capital items, and not Company legal fees) shall not be used for any general, administrative or working capital purposes, nor for the payment of any Company legal fees or expenses (whether previously incurred or incurred in the future).

7. Ivy Equity acknowledges that the Securities are being sold to Ivy Equity without registration under any state or federal law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 of the U.S. Securities and

Exchange Commission. Consequently, the transferability of the Securities is restricted by applicable United States Federal and state securities laws. The Securities will not be eligible for resale under Rule 144 until the expiration of six months after the applicable Closing Date, and upon payment of the exercise price under the Warrants, if exercised for cash. The Securities, when issued, will not be registered under the Securities act of 1933, as amended.

8. In consideration of the acceptance of this subscription, Ivy Equity agrees that the Securities will not be offered for sale, sold or transferred by Ivy Equity other than pursuant to (i) an effective registration under the Act, an exemption available under the Act or a transaction that is otherwise in compliance with the Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

9. Ivy Equity understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

10. Ivy Equity agrees not to disclose or use any information provided to Ivy Equity by the Company or any of its agents in connection with the offering of the Securities, except for the purpose of evaluating an investment in the Securities.

11. **IVY EQUITY REPRESENTS AND WARRANTS TO THE COMPANY THAT IT IS AN "ACCREDITED INVESTOR," BECAUSE IT:**

INDIVIDUAL INVESTORS – PLEASE CHECK ALL THAT APPLY:

A. ____Is an Individual with income from all sources for each of the last two full calendar years in excess of (and whose reasonably expected income for this calendar year will exceed) either of:

(i) $200,000 individual income; or

(ii) $300,000 joint income with spouse. Or,

B. ______Is an Individual with a net worth* as of the date hereof (individually or jointly with your spouse), in excess of $1,000,000.

*Exclude the value of your home and your home mortgage (if it is less than the value of your home) from net worth computation. If the amount of your home mortgage exceeds the value of your home, indicate such excess here: $______________________

INSTITUTIONAL INVESTORS– PLEASE CHECK ALL THAT APPLY

A. ________CORPORATIONS OR PARTNERSHIPS: A Corporation, Partnership, or similar entity that has in excess of five million dollars ($5,000,000.00) of assets and was not formed for the specific purpose of acquiring an Interest in this Private Placement.

B. ___✔___ENTITY OWNED ENTIRELY BY ACCREDITED INVESTORS: A

corporation, partnership, private investment company or similar entity each of whose equity owners is a natural person who is an accredited investor. (If this category is checked, please also check the additional category or categories under which each natural person qualifies as an accredited investor.)

C. _______REVOCABLE TRUST: A trust that is revocable by its grantors and each of whose grantors is an accredited investor. (If this category is checked, please also check the additional category or categories under which each grantor qualifies as an accredited investor.)

D. _______IRREVOCABLE TRUST: A trust (other than an ERISA plan) that (1) is not revocable by its grantors, (2) has in excess of Five Million Dollars ($5,000,000.00) of assets,

(3) was not formed for the specific purpose of acquiring an Interest, and (4) is directed by a person who has such knowledge and experience in financial and business matters that such a person is capable of evaluating the merits and risks of an investment in this Private Placement.

E. _______IRA or SIMILAR BENEFIT PLAN: An Individual Retirement Account (IRA), Keogh, or similar benefit plan that covers a natural person who is an accredited investor. (If this category is checks, please also check the additional category or categories under which the natural person covered by the IRA or plan qualifies as an accredited investor.)

F. _______PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN ACCOUNT: A participant-directed employee benefit plan investing at the direction of, and for the account of, a participant who is an accredited investor. (If this category is checked, please also check the additional category or categories under which the participant qualifies as an accredited investor).

G. _______OTHER ERISA PLAN: An employee benefit plan within the meaning of Title I of the ERISA Act other than a participant-directed plan with total assets in excess of Five Million Dollars ($5,000,000.00) or for which investment decisions (including the decision to purchase an Interest) are made by a bank, registered investment adviser, savings and loan association, or insurance company.

H. _______GOVERNMENT BENEFIT PLAN: A plan established and maintained by a state, municipality, or any agency of a state or municipality, for the benefit of its employees, with total assets in excess of Five Million Dollars ($5,000,000.00).

I. _______NON-PROFIT ENTITY: An organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, with total assets in excess of Five Million Dollars ($5,000,000.00) (including endowment, annuity and life income funds), as shown by the organization's most recent audited financial statements.

OTHER INSTITUTIONAL INVESTOR (check one):

J. _______A bank, as defined in Section 3(a)(2) of the Securities Act (whether acting for its own account or in a fiduciary capacity); or

________A savings and loan association or similar institution, as defined in Section 3(a)(5)(A) of the Securities Act (whether acting for its own account or in a fiduciary capacity); or

________A broker-dealer registered under the Exchange Act of 1934; or

________An insurance company, as defined in Section 2 (13) of the Securities Act of 1933;

or

________A "business development company", as defined in Section 2(a)(48) of the

Investment Company Act; or

________A small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; or

________A "private business development company" as defined in Section 202(a)(22) ofthe Investment Advisers Act of 1940, asamended.

Additional Covenants and Agreements.

12. Ivy Equity understands that the Company will rely upon the representations and agreements of Ivy Equity set forth herein in connection with determining whether or not the sale of the Securities to Ivy Equity complies with applicable securities laws; and Ivy Equity agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents from and against any and all costs, liabilities and expenses (including attorneys' fees) arising out of or related in any way to any breach of any representation or warranty of Ivy Equity contained herein.

13. On each Closing Date (including the Initial Closing Date and any subsequent closing dates), the Company represents and warrants to Ivy Equity and its designees, as applicable, as investors in the Company's Securities, that each of the Company representations and warranties set forth on **Exhibit A** annexed hereto are and shall be true and correct in all material respects. Ivy Equity shall have the irrevocable right and option to purchase the Securities at one or more Closings through and including January 18, 2021 (the "**Termination Date**") at the election of Ivy Equity. At each such Closing Company shall provide Ivy Equity, or its designee, as applicable, an officer's certificate duly executed by the Chief Executive Officer and Chief Financial Officer of the Company attesting to the truth and accuracy as of each Closing Date of the matters set forth on **Exhibit A** and such additional matters as the Ivy Equity may reasonably request as a condition to the purchase of the Securities, unless waived by the Ivy Equity.

14. Company agrees that prior to the Termination Date, the Company shall not enter into any agreement or understanding nor incur any indebtedness other than trade debt incurred in the ordinary course of business for financing the operations of the Company, or enter into any agreement for the issuance of variable rate securities, without the prior written consent of the Ivy Equity.

15. The Company shall bear all costs and expenses associated with removal of legends on the Securities, including any opinion of counsel and transfer agent costs pursuant to Rule 144 under the Act.

[SIGNATURE PAGE FOLLOWS]

The parties hereto intending to be legally bound have executed this Subscription Agreement as of September __, 2020.

SUBSCRIBER

Ivy Equity Investors, LLC

By: ______________________

Name: Joe Gamberale

Title: Manager

Amount Subscribed	Number of common shares	Number of warrants
$275,000	72,369	90,461

COMPANY ACCEPTANCE OF SUBSCRIPTION

SCWorx Corp.

By: ______________________

~~Mark Schessel, Chief Executive Officer~~
Tim Hannibal, President & COO

ACTIVE 52309766v5

SCHEDULE A

COMPANY INCOMING WIRE INFORMATION:

Bank of America

ABA:	026009593
Account number	139100925312
Account name	Scworx

EXHIBIT A

REPRESENTATIONS AND WARRANTIES OF COMPANY

Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and at each Closing Date:

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection herewith or therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for under the Act. The Common Stock underlying the Warrants, when issued in accordance with the terms of this Agreement and the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for under the Act.

SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports"). As of their respective dates, the SEC Reports, taken as a whole with all amendments) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed and taking into account amendments, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with

applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.